Exhibit 10.1
KENNEDY-WILSON HOLDINGS, INC.
SECOND AMENDED AND RESTATED 2009 EQUITY PARTICIPATION PLAN
EMPLOYEE RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS AGREEMENT (this “Agreement”), is made effective as of February [__], 2024 (the “Effective Date”), by and between Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), and [______] (the “Awardee”).
WITNESSETH:
WHEREAS, the Company has adopted the Kennedy-Wilson Holdings, Inc. Second Amended and Restated 2009 Equity Participation Plan (as may be amended from time to time, the “Plan”) for the benefit of its employees, nonemployee directors and consultants and the employees, nonemployee directors and consultants of its affiliates, and
WHEREAS, the Committee has authorized the award to the Awardee of Restricted Stock Units (“Restricted Stock Units”) under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided.
NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Awardee hereby agree as follows:
1.Definitions.
To the extent not defined herein, terms used in this Agreement which are defined in the Plan shall have the same meanings as set forth in the Plan.
2.Award of Restricted Stock Units.
The Committee hereby awards to the Awardee [_______] Restricted Stock Units. All such Restricted Stock Units shall be subject to the restrictions and forfeiture provisions contained in Sections 3, 4 and 6, such restrictions and forfeiture provisions to become effective immediately upon execution of this Agreement by the parties hereto. As of the date on which a Restricted Stock Unit vests, subject to the satisfaction of the applicable vesting requirements provided in this Agreement, such vested Restricted Stock Unit represents the right to receive payment, in accordance with Section 5 below, in the form of one (1) share of Common Stock. Unless and until a Restricted Stock Unit vests, the Awardee will have no right to payment in respect of any such Restricted Stock Unit. Prior to actual payment in respect of any vested Restricted Stock Unit, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.Vesting.
Subject to Sections 4 and 6 below, and pursuant to the terms of this Agreement and the Plan (and as summarized on Exhibit A attached hereto), the Restricted Stock Units shall be eligible to vest and no longer be subject to Restrictions as of the Vesting Date to the extent that the MSCI Index Relative Performance goals set forth on Exhibit A attached hereto are satisfied for the Performance Period (as may be modified for Absolute Total Shareholder Return as set forth on Exhibit A) (each such term as defined below or on Exhibit A), subject to the

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Awardee being an employee of the Company or an Affiliate thereof through the Vesting Date. As soon as reasonably practicable following the end of the Performance Period (but in no event later than sixty (60) days after the end of the Performance Period), the Committee shall determine (such date of determination by the Committee, the “Vesting Date”) the Company TSR Percentage, the MSCI Index TSR Percentage, the MSCI Index Relative Performance, the Vesting Percentage, the Absolute Total Shareholder Return and the number of Restricted Stock Units subject hereto that have become vested and no longer subject to Restrictions as of the Vesting Date (with any fractional Restricted Stock Unit rounded as determined by the Company). Any Restricted Stock Units subject hereto that have not become vested and no longer subject to Restrictions as of the Vesting Date for any reason shall immediately be forfeited as of such date without consideration therefor, and the Awardee shall have no further right or interest in or with respect to such Restricted Stock Units.
    Notwithstanding the foregoing, in the event that a Change of Control occurs prior to the end of the Performance Period and the Awardee remains in continued employment with the Company or an Affiliate thereof until at least immediately prior to the Change of Control, a number of Restricted Stock Units equal to the product of (x) the number of then-outstanding Restricted Stock Units multiplied by (y) the Vesting Percentage calculated assuming that the MSCI Index Relative Performance for the Performance Period is attained at Target Level (as set forth on Exhibit A) (with any fractional Restricted Stock Unit rounded as determined by the Company) shall automatically become fully vested and no longer subject to Restrictions as of the date of such Change of Control.
    For purposes of this Agreement, the following terms shall have their respective meanings set forth below:
(a)“Company TSR Percentage” means the growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), in the value per share of Common Stock during the Performance Period, calculated in accordance with the total shareholder return calculation methodology used in the MSCI Real Estate Index (and, for the avoidance of doubt, assuming the reinvestment of all dividends paid on Common Stock); provided, however, that for purposes of calculating total shareholder return for the Performance Period, the initial share price shall equal the closing price of a share of Common Stock on the principal securities exchange on which such shares are then traded on the day immediately preceding the first day of the Performance Period, and the final share price as of any given date shall be equal to the Share Value.
(b)“MSCI Real Estate Index” means the total return version of the MSCI World Real Estate GICS 1 Net Total Return USD Index (MXWO0RL) or, in the event such index is discontinued or its methodology is significantly changed, a comparable index selected by the Committee in good faith.
(c)“MSCI Index Relative Performance” means the Company TSR Percentage less the MSCI Index TSR Percentage, expressed in basis points.
(d)“MSCI Index TSR Percentage” means the growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), in the value of the MSCI Real Estate Index during the Performance Period, calculated in a manner consistent with the calculation of Company TSR Percentage (as defined above).
(e) “Performance Period” means the period commencing on February 16, 2024 and ending on February 15, 2027.

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(f)“Share Value,” as of any given date, means the average of the closing trading prices of a share of Common Stock on the principal exchange on which such shares are then traded for each trading day during the sixty (60) consecutive calendar days ending on (and including) such date.

(g) “Vesting Percentage” means the “Vesting Percentage” determined in accordance with Exhibit A attached hereto, which is a function of the MSCI Index Relative Performance during the Performance Period.
4.Termination of Employment.
Notwithstanding the foregoing, the following provisions shall apply in the event that the Awardee’s employment with the Company and its Affiliates terminates prior to the Awardee fully satisfying any of the vesting requirements set forth in Section 3:
(a)Subject to Section 4(b) below, if the Awardee’s employment with the Company and its Affiliates shall be terminated by reason of the Awardee’s death or Total and Permanent Disability, in any such event, all then-unforfeited Restricted Stock Units subject to vesting thereafter shall remain outstanding and be eligible to become vested and no longer subject to Restrictions as of the Vesting Date to the extent that the MSCI Index Relative Performance goals set forth on Exhibit A attached hereto are satisfied for the Performance Period (as may be modified for Absolute Total Shareholder Return as set forth on Exhibit A) (as determined in accordance with Exhibit A and Section 3 above) and without regard to the requirement the Awardee be an employee of the Company and/or its Affiliates as of the Vesting Date. To the extent that any Restricted Stock Units subject to vesting on the Vesting Date do not become vested and no longer subject to Restrictions as of the Vesting Date for any reason, such Restricted Stock Units shall immediately be forfeited as of such date without consideration therefor, and the Awardee shall have no further right or interest in or with respect to such Restricted Stock Units.
(b)Notwithstanding anything to the contrary in this Section 4, if (i) the Awardee’s employment with the Company and its Affiliates terminates due to the Awardee’s death or Total and Permanent Disability and (ii) a Change of Control occurs following such termination of employment but prior to the end of the Performance Period, a number of Restricted Stock Units equal to the product of (x) the number of then-outstanding Restricted Stock Units multiplied by (y) the Vesting Percentage calculated assuming that the MSCI Index Relative Performance for the Performance Period is attained at Target Level (as set forth on Exhibit A) (with any fractional Restricted Stock Unit rounded as determined by the Company) shall automatically become fully vested and no longer subject to Restrictions, as of the date of such Change of Control.
(c)If the Awardee’s employment with the Company and its Affiliates shall be terminated for any reason other than as set forth in Section 4(a), then except as otherwise set forth in a written agreement between the Awardee and the Company or an Affiliate thereof, all of the Awardee’s then-unforfeited Restricted Stock Units shall thereupon be cancelled and forfeited as of the date of such termination of employment without consideration therefor, and the Awardee shall have no further right or interest in or with respect to such Restricted Stock Units.
5.Payment of Restricted Stock Units.
    Payment in respect of any Restricted Stock Units that vest in accordance with Section 3 or 4 above shall be made to the Awardee in shares of Common Stock as soon as administratively practicable following the applicable date on which such Restricted Stock Units vest, but in no event later than thirty (30) days after such date, either by delivering one or more

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certificates for such shares of Common Stock or by entering such shares of Common Stock in book entry form, as determined by the Committee in its sole discretion.
6.Restriction on Transferability.
Except as otherwise provided in the Plan and subject to Section 4, neither the Restricted Stock Units nor any interest or right therein shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by the Awardee unless and until (and solely to the extent) the Awardee satisfies the vesting requirements contained in Section 3 or 4 (as applicable), the shares of Common Stock underlying the Restricted Stock Units have been issued, and all restrictions upon such shares have lapsed. In addition, notwithstanding anything herein or in the Plan to the contrary, the Awardee shall not, without the consent of the Committee (which may be withheld in its sole discretion), sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) the Restricted Stock Units or any shares of Common Stock underlying the Restricted Stock Units prior to the earlier to occur of (a) the third (3rd) anniversary of the date on which the Restricted Stock Units become vested under Section 3 or 4 and (b) the occurrence of a Change of Control (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to (i) any Transfer of shares to the Company, (ii) any Transfer of shares in satisfaction of any withholding obligations with respect to the Restricted Stock Units, or (iii) any Transfer following the termination of the Awardee’s employment with the Company and its Affiliates, including without limitation by will or pursuant to the laws of descent and distribution. Any Transfer of the Restricted Stock Units or any shares of Common Stock underlying the Restricted Stock Units which is not made in compliance with the Plan and this Agreement shall be null and void and of no effect.
7.Voting and Distribution Equivalent Rights.
The Awardee shall not have any rights or privileges of a stockholder of Common Stock (including, without limitation, dividend and voting rights) with respect to the Restricted Stock Units unless and until the shares of Common Stock underlying the Restricted Stock Units have been issued by the Company and are held by Awardee. Notwithstanding the foregoing, the Restricted Stock Units are granted in tandem with Distribution Equivalent Rights that, during the period from the Effective Date until the earlier of the date of payment, forfeiture or other termination of the Restricted Stock Units to which such Distribution Equivalent Rights relate, shall entitle the Awardee to receive an amount equal to the dividends declared on the Common Stock as if the Awardee were an actual stockholder with respect to the number of shares of Common Stock underlying the Restricted Stock Units; provided, however, that any payments made with respect to such Distribution Equivalent Rights shall not be paid to the Awardee on a current basis, but shall instead accumulate and be paid to the Awardee in a lump sum on the date (if any), and only to the extent, that the Restricted Stock Units to which such Distribution Equivalent Rights relate vest and the shares of Common Stock underlying such vested Restricted Stock Units are issued to the Awardee. The Distribution Equivalent Rights and any amounts that may become distributable in respect thereof shall be treated separately from the Restricted Stock Units and the rights arising in connection therewith for purposes of Section 409A of the Code (including for purposes of the designation of time and form of payments required by Section 409A of the Code).
8.Regulation by the Committee.
This Agreement and the Restricted Stock Units shall be subject to the administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be

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conclusive and binding upon the Awardee, including, without limitation, any question relating to the vesting conditions set forth in Sections 3 and 4.
9.Withholding.

The Company and its Affiliates shall be entitled to deduct and withhold the minimum amount necessary in connection with the Awardee’s Restricted Stock Units to satisfy its withholding obligations under any and all federal, state and/or local tax rules or regulations.
10.Amendment.
The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would impair the Awardee’s rights or entitlements with respect to the Restricted Stock Units shall be effective without the prior written consent of the Awardee.
11.Plan Terms.
The terms of the Plan are hereby incorporated herein by reference.
12.Effective Date of Award.
The award of Restricted Stock Units under this Agreement shall be effective as of the Effective Date.
13.Not a Contract of Employment.
    Nothing in this Agreement or in the Plan shall confer upon Awardee any right to continue to serve as an employee of the Company or any of its Affiliates.
14.Code Section 409A.
To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of this Agreement to the contrary, in the event that following the Effective Date, the Company determines that the Restricted Stock Units may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Company may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect ), or take any other actions, that the Company determines are necessary or appropriate to (a) exempt the Restricted Stock Units from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Restricted Stock Units, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 14 shall not create any obligation on the part of the Company or any Affiliate thereof to adopt any such amendment, policy or procedure or take any such other action. For purposes of Section 409A of the Code, any right to a series of payments pursuant to this Agreement shall be treated as a right to a series of separate payments.

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15.Awardee Acknowledgment.
By executing this Agreement, the Awardee hereby acknowledges that he or she has received and read the Plan and this Agreement and that he or she agrees to be bound by all of the terms of both the Plan and this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

AWARDEE:	KENNEDY-WILSON HOLDINGS, INC.

________________________________ [__________]	By: Its: _______________________________

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EXHIBIT A
Vesting Criteria for the
Kennedy Wilson Second Amended and Restated 2009 Equity Participation Plan
for Restricted Stock Unit Awards to Employees

I.All calculations will be reviewed and approved by the Compensation Committee of the Board and their decisions will be final and conclusive and set forth in the minutes of their meetings.

II.Vesting of award – Except as provided in the Restricted Stock Unit Award Agreement with respect to a Change of Control, the Restricted Stock Units will vest on the Vesting Date (as defined in the Restricted Stock Unit Award Agreement), subject to an employment requirement and the MSCI Index Relative Performance over the Performance Period, as described in Section III below and in the Restricted Stock Unit Award Agreement. Distribution Equivalent Right payments with respect to the Restricted Stock Units will be held by the Company and paid as and when (and only to the extent that) such Restricted Stock Units vest and the underlying shares of Common Stock are issued as set forth in the Restricted Stock Unit Award Agreement.

III.Subject to Section IV below, the Vesting Percentage for the Performance Period will be determined as follows:

	MSCI Index Relative Performance	Vesting Percentage
	Less than -1,200 basis points	0%
Threshold Level	-1,200 basis points	25%
Target Level	0 basis points	50%
Maximum Level	1,200 basis points or greater	100%

In the event that the MSCI Index Relative Performance falls between the Threshold Level and the Target Level, the Vesting Percentage shall be determined using straight line linear interpolation between the Threshold Level and Target Level Vesting Percentages specified above; and in the event that the MSCI Index Relative Performance falls between the Target Level and the Maximum Level, the Vesting Percentage shall be determined using straight line linear interpolation between the Target Level and Maximum Level Vesting Percentages specified above.

IV.Notwithstanding anything to the contrary herein, in no event will the Vesting Percentage exceed 75% if the Company fails to achieve Absolute Total Shareholder Return of 20% or greater as of the end of the Performance Period.

“Absolute Total Shareholder Return” shall mean (expressed as a percentage): (A)(i) the average of the closing trading prices of a share of Common Stock on the principal exchange on which such shares are then traded for each trading day during the thirty (30) consecutive calendar days ending on (and including) the last date of the Performance Period, minus (ii) the Base Price, plus (iii) the value of any dividends declared on a share of Common Stock in respect of a record date

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occurring during the Performance Period, with all such dividends deemed reinvested in shares of Common Stock as of the applicable record date, divided by (B) the Base Price (in each case, with such adjustments as are necessary, in the judgment of the Compensation Committee to equitably calculate Absolute Total Shareholder Return in light of any stock splits, reverse stock splits, stock dividends, and other extraordinary transactions or other changes in the capital structure of the Company).

“Base Price” shall mean the closing price, on the Effective Date, of the Common Stock on the principal exchange on which such shares of Common Stock are then traded.

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